UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 6, 2016

R.R. Donnelley & Sons Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-4694	36-1004130
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 West Wacker Drive, Chicago, Illinois	60601
(Address of Principal Executive Offices)	(Zip Code)

(312) 326-8000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

On October 6, 2016 (the “Redemption Date”), R.R. Donnelley & Sons Company (“R.R. Donnelley”), completed the redemption of all of the outstanding $45,824,000 principal amount of its 7.250% notes due 2018 (the “2018 Notes”) issued under the Fifth Supplemental Indenture (as amended, the “Fifth Supplemental Indenture”), dated as of June 1, 2011, which supplements the Indenture, dated as of January 3, 2007 (the “Base Indenture”), between R.R. Donnelley and Wells Fargo Bank, National Association (as successor to LaSalle Bank National Association), as Trustee, and all of the outstanding $21,283,000 principal amount of its 8.250% Notes due 2019 (the “2019 Notes”) issued under the Sixth Supplemental Indenture (as amended, the “Sixth Supplemental Indenture”), dated as of March 13, 2012, which supplements the Base Indenture, at redemption prices of $1,095.01 per $1,000 principal amount for the 2018 Notes and $1,166.73 per $1,000 principal amount for the 2019 Notes, plus accrued and unpaid interest thereon to the Redemption Date. As a result, R.R. Donnelley terminated, cancelled, and discharged all of its obligations under the 2018 Notes and the 2019 Notes and has no further obligations under the Fifth Supplemental Indenture and Sixth Supplemental Indenture.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R.R. Donnelley & Sons Company

Date: October 6, 2016	By:	/s/ Deborah L. Steiner
	Name:	Deborah L. Steiner
	Title:	Executive Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer